Exhibit 10.1

Award Number: XXX	Date of Grant:

Restricted Stock Award

granted by

KVH Industries, Inc.

(hereinafter called the “Company”)

to

Employee Name

(hereinafter called the “Stockholder”)

under the

2006 Stock Incentive Plan

This Restricted Stock Award is and shall be subject in every respect to the provisions of the Company’s 2006 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Award (the “Stockholder”) hereby accepts the Award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Company’s Board of Directors or its Compensation Committee (the “Committee”) shall be final, binding and conclusive upon the Stockholder and his or her heirs and legal representatives.

The Stockholder is hereby granted a Restricted Stock Award consisting of shares (the “Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”), on the terms and conditions set forth in the “Notice of Grant of Award and Award Agreement” attached hereto and identified by the Award Number set forth above (which agreement, together with this agreement, are hereinafter collectively referred to as the “Agreement”), the provisions of which are incorporated herein by reference. The Notice of Grant sets forth (a) the number of Shares granted pursuant to this Award, (b) the vesting schedule of the Shares, and (c) certain other terms and conditions applicable to this Award.

1. Termination of Employment or Provision of Services; Forfeiture of Unvested Shares. Vesting shall cease, and all unvested Shares shall automatically be deemed forfeited to the Company, upon termination of the Stockholder’s employment with, or provision of services to, the Company for any reason.

2. Restrictions. The Shares may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 1 above, until Stockholder becomes vested in the Shares. Upon vesting, the restrictions in this Section 2 shall lapse, the Shares shall no longer be subject to forfeiture, and Stockholder may transfer the Shares in accordance with the Securities Act of 1933 and other applicable securities laws.

3. Enforcement of Restrictions. To enforce the restrictions set forth in Section 3, the Shares may be held in electronic form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Section 2 have lapsed with respect to such Shares, or until this Agreement no longer is in effect. In the event the Company elects not to hold the shares in electronic form, the Shares may be evidenced in such manner as the Company shall determine, including, but not limited to, the issuance of share certificates in the name of Stockholder. In such case, Stockholder appoints the Secretary of the Company, or any other person designated by the Company, as escrow agent and attorney-in-fact to assign and transfer to the Company any Shares forfeited by Stockholder pursuant to Section 1 above, and upon execution of the Notice of Grant, any stock certificate(s) representing the Shares, together with a stock assignment duly endorsed in blank, shall be held in escrow by the Company and as the Shares vest, upon the written request of the Stockholder, the Company shall provide the Stockholder with a stock certificate representing the vested Shares. The stock assignment and any stock certificates shall be held by the Company until the restrictions set forth in Section 2 have lapsed with respect to the Shares, or until this Agreement is no longer in effect.

4. Effect of Prohibited Transfer. If any transfer of any of the Shares is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such Shares from the owner thereof or his transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

5. Voting. The Shares shall be registered on the Company’s books in the Stockholder’s name as of the date of acceptance of this Award by Stockholder as evidenced by the Stockholder’s execution of the Notice of Grant (the “Date of Acceptance”). During the vesting period described in the Notice of Grant, the Stockholder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or distributions on the Shares.

6. No Right to Continued Employment or Service. This Agreement shall not confer on the Stockholder any right with respect to the continuation of employment or service by the Company or limit in any way the right of the Company to terminate the Stockholder’s employment or service.

7. Lock-Up Agreement. The Stockholder agrees to be bound by the Lock-Up Agreement provisions set forth at Section 15(d) of the Plan.

8. Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Shares. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO STOCKHOLDER. STOCKHOLDER UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless Stockholder makes a Section 83(b) election as described below, Stockholder shall recognize ordinary income at the time or times the Shares are released from the restrictions in Section 2, in an amount equal to the Fair Market Value (as defined in the Plan) of the Shares on such date(s) less the amount paid, if any, for such Shares, and the Company shall be required to collect all applicable withholding taxes with respect to such income.

9. Tax Withholding Obligations. The Company’s obligation to deliver Shares shall be subject to the Stockholder’s satisfaction of any applicable federal, state and local income and employment tax withholding requirements and the terms and conditions set forth in Section 10 of the Plan. Except as set forth below, Stockholder shall pay such withholdings to the Company in cash by opening and maintaining a stock plan account with E*TRADE Securities (or such other broker as may be designated by the Company) and irrevocably electing the “Sell-to-Cover” tax payment method pursuant to which Stockholder irrevocably directs E*TRADE Securities or such other broker to, on each vesting date (the “Tax Date”), automatically place a market order to sell enough shares from the vesting period to cover compensation taxes, commissions, and fees as determined by the broker in its sole discretion. Stockholder understands and agrees that E*TRADE Securities or such other broker shall transfer the compensation tax to the Company, and the released shares will be deposited in Stockholder’s stock plan account and be available for sale once the sale and tax-payment transactions settle. Stockholder accepts the E*TRADE Securities “Terms & Conditions” for use of this tax payment type and agrees to confirm such acceptance electronically by logging in and checking the appropriate box on Stockholder’s electronic stock plan account accessible via the Internet. Election of the Sell-to-Cover tax payment method will be subject to the following restrictions:

(i)	All elections once made shall be irrevocable with respect to the entire Award.

(ii)	If Stockholder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), Stockholder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

Notwithstanding the foregoing, if the Stockholder files a Section 83(b) election, then, upon the Date of Acceptance, the Stockholder shall provide a copy of such filed Section 83(b) election to the Company together with cash payment of all applicable tax withholdings as determined by E*TRADE Securities or another broker designated by the Company.

10. Section 83(b) Election. Stockholder hereby acknowledges that he/she has been informed that he/she may file with the Internal Revenue Service, within 30 days of the Date of Grant, an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed as of the Date of Grant on the amount by which the Fair Market Value (as defined in the Plan) of the Shares as of such date exceeds the price paid for such Shares, if any.

IF STOCKHOLDER CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, STOCKHOLDER ACKNOWLEDGES THAT IT IS STOCKHOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE.

BY SIGNING THIS AGREEMENT, STOCKHOLDER REPRESENTS THAT HE/SHE HAS BEEN ADVISED TO CONSULT WITH HIS/HER OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT STOCKHOLDER IS NOT RELYING ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. STOCKHOLDER UNDERSTANDS AND AGREES THAT THE STOCKHOLDER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11. Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, Attention: President, or such other address as the Company may hereafter designate.

Any notice to be given to the Stockholder hereunder shall be deemed sufficient if addressed to and delivered in person to the Stockholder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Stockholder at such address.

***

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth in the cover page “Notice of Grant of Award and Award Agreement”.

KVH INDUSTRIES, INC.

Martin Kits van Heyningen
President and CEO